2016 Fourth Quarter Investor Presentation Exhibit 99.1

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act Any statements contained in this presentation regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward- looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors", the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity. Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain (continued) 2

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act (cont) variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; changes to bankruptcy laws which would result in the loss of all or part of TCF's security interest due to collateral value declines; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity. Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues. Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products. Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands; ability to attract and retain employees given competitive conditions. Litigation Risks. Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; and possible increases in indemnification obligations for certain litigation against Visa U.S.A. Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities. 3

Who We Are – A Unique Regional Bank 4 LENDING • Well-diversified portfolio by asset class, geography, industry, loan and lease size and collateral type • Expertise in diverse lending businesses • Proven loan and lease origination platform allows for optimization of growth and revenue FUNDING • Loan and lease growth funded primarily by low cost, core deposit base • High concentration of retail deposits that provide a competitive pricing advantage in a rising rate environment • Convenience banking model based on branch locations, hours of operation, ATMs and digital channels PROFITABILITY • Strong net interest margin due to high loan and lease yields and low cost funding • Diverse lending businesses with attractive spreads • Strong credit quality performance due to execution of our diversification philosophy and a disciplined approach to pricing and underwriting

Diversification – Focus on national versus footprint lending increases quality and diversification of portfolio Profitable Growth – Strong origination and loan sale capabilities drive loan growth and revenue diversification with a continued high net interest margin Operating Leverage – Focus on improving operating leverage following recent build-out of key functions Core Funding – Maintain sufficient funding sources to support loan and lease growth Strategic Pillars 5 1 2 3 4 Execution under a strong enterprise risk management and credit culture

Consumer real estate & other (first mortgage lien) 12% Consumer real estate (junior lien) 14% Auto finance 13% Leasing & equipment finance 22% Commercial 17% Inventory finance 12% Securities & other 10% Corporate Profile Savings 27% Money market 14% Checking 35% Certificates of deposit 24% • $21.4 billion national bank holding company headquartered in Minnesota • 47th largest publicly-traded U.S. based bank holding company by asset size1 • 339 bank branches in seven states • Approximately 147,000 small business banking relationships: • 67,500 checking accounts • 79,500 lending relationships • Average loan and lease portfolio makes up 83% of average total assets • Common equity ratio of 10.09% • Book value per common share of $12.66 • Return on average common equity of 9.13%2 6 ($ millions) 1 Source: SNL Financial (September 30, 2016) 2 YTD ($ millions) At December 31, 2016 4Q16 Yield of 4.70%2 4Q16 Rate of 0.35%2 $4,720 $6,009 $2,422 $4,092 $2,312 $3,286 $4,336 $2,648 $2,792 $2,470 $1,948 A WELL-DIVERSIFIED EARNING ASSET PORTFOLIO… …FUNDED BY A LOW COST DEPOSIT BASE

Well Positioned vs. Peers

	TCF 4Q16[1]	Peer Group 3Q16 Average[1,2,3]	TCF BUSINESS MODEL ATTRIBUTES
Revenue as a % of average assets	6.19%	4.38%	• Exceptional revenue generation capabilities through diverse revenue streams • Emphasis on generating profitable growth
Yield on loans and leases[4,5]	4.82%	4.33%	• Combination of diversification and disciplined pricing has created consistent yield performance despite low rate environment
Average loans and leases as a % of average assets	82.9%	67.2%	• Unique mix of loan and lease businesses provide ample and flexible origination capabilities • Organic loan and lease growth opportunities can be achieved while maintaining discipline on price, structure and credit quality
Insured deposits as a % of total deposits[6]	93%	62%	• Retail deposits provide a competitive pricing advantage in a rising rate environment • Preferred deposit composition primarily made up of retail deposits which have the highest liquidity value
Net charge-offs (%)	0.27%	0.23%	• Net charge-offs in line with peers • Wholesale portfolio with strong credit quality, 6 bps of net charge-offs in 4Q16, having a stronger influence on consolidated credit quality

[1] Annualized
[2] All U.S. publicly-traded banks and thrifts, excluding TCF, with total assets between $10 and $50 billion (source: SNL Financial)
[3] Excluding non-recurring items for revenue
[4] Presented on a fully tax-equivalent basis
[5] Peer Group yield includes loans and leases held for sale, while TCF yield excludes loans and leases held for sale
[6] Estimated based on consolidated bank level deposit data

7

Revenue up 1.8% YoY Investments and other 1% Consumer real estate & other (first mortgage lien) 13% Consumer real estate (junior lien) 17% Auto finance 12%Leasing & equipment finance 20% Commercial 14% Inventory finance 15% Loans and leases held for sale 4% Securities 4% 350 300 250 200 150 100 50 0 5.25% 5.00% 4.75% 4.50% 4.25% 4.00% 4Q15 1Q16 2Q16 3Q16 4Q16 $116 $321 $113 $324 $118 $331 $120 $332 $116 $327 4.35% 4.37% 4.35% 4.34% 4.30% Net Interest Margin1 1 Annualized 4Q16 vs. 4Q15 revenue and net interest margin impacted by the following 4Q16 items: • Higher average balances of loans and leases held for sale, leasing and equipment finance loans and leases, inventory finance loans and securities available for sale • Lower average yield on the overall loan and lease portfolio • Increased gains on sales of consumer real estate loans and servicing fee income • Decreased fees and service charges and gains on sales of auto loans Fourth Quarter 2016 Highlights – Revenue 8 REVENUE DIVERSIFICATION $232 million Non-interest Income Interest Income ($ millions) $205 $211 $213 $212 $211 Non-interest Income Net Interest Income $116 million Other 1% Fees and service charges 30% ATM revenue 4% Card revenue 12% Leasing & equipment finance 27% Gains on sales of consumer real estate loans, net 15% Gains on sales of auto loans, net 1% Servicing fee income 10% Strategic Pillars Diversification 1 Profitable Growth 2

• Leveraging of expense base through continued growth of total average assets and average serviced for others portfolio • Focus on lowering efficiency ratio by growing revenue faster than expenses 9 Expense as % of Total Avg Assets & Avg Serviced for Others Portfolio:2 3.65% 3.61% 3.51% 1 Includes Occupancy & Equipment, Other Non-interest Expense, Foreclosed Real Estate & Repossessed Assets, and Other Credit Costs 2 Annualized Total Avg Assets & Avg Serviced for Others Portfolio: $24,371 $25,317 $25,892 $26,085 3.51% $26,608 3.39% Non-interest Expense 250 200 150 100 50 0 4Q15 1Q16 2Q16 3Q16 4Q16 $109 $124 $118 $117 $115 $100 $94 $99 $102 $99 $14 $223 $10 $228 $10 $227 $10 $229 $11 $225 Compensation & Employee Benefits Foreclosed Real Estate and Other Credit Cost Compensation & Employee Benefits 350 300 250 200 150 100 50 0 $ (M ill io ns ) 6/14 9/14 12/14 3/15 6/15 ($ millions) Operating Lease Depreciation Other 1 Compensation & Employee Benefits Efficiency Ratio: 69.27% 70.42% 68.69% 69.00% 68.89% Strategic Pillars Profitable Growth 2 Operating Leverage 3 Non-interest expense up 1.2% YoY

Achieving Higher Credit Quality Loan Growth via National Lending 10 FOOTPRINT LENDING Loan growth requires originations up and down the entire credit box with potential concessions on pricing and terms NATIONAL LENDING Ability to profitably grow loans through originations at the top of the credit box across all geographies Higher Credit Quality Lower Credit Quality Geographic Exposure Origination Opportunities IL, MN, MI, CO, WI, AZ, SD Other States and Canada Strategic Pillars Diversification 1 Profitable Growth 2

PROVISION FOR CREDIT LOSSES 250 200 150 100 50 0 2012 2013 2014 2015 2016 $247 $118 $96 $53 $66 1 Excludes portfolios acquired with deteriorated credit quality and non-accrual loans and leases ($ millions) Credit Quality Trends 11 0.70% 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% 0.00% 12/12 12/13 12/14 12/15 12/16 0.64% 0.20% 0.14% 0.11% 0.12% 500 400 300 200 100 0 6.00% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 12/12 12/13 12/14 12/15 12/16 $476 $346 $282 $250 $2283.07% 2.17% 1.71% 1.43% 1.28% ($ millions) 60+ DAY DELINQUENCIES1 NET CHARGE-OFFSNON-PERFORMING ASSETS Other Real Estate Owned Non-accrual Loans & Leases NPAs/Loans & Leases and Other Real Estate Owned Strategic Pillar Diversification 1 250 200 150 100 50 0 6.00% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 2012 2013 2014 2015 2016 $234 $126 $79 $52 $45 1.54% 0.81% 0.49% 0.30% 0.26% ($ millions) Net charge-offs Net charge-offs ratio

1 Annualized 2 Includes Other Net Charge-off Ratio 12 Quarter Ended1 Change from Quarter Ended Dec. 31, 2015 Mar. 31, 2016 Jun. 30, 2016 Sep. 30, 2016 Dec. 31, 2016 Dec. 31, 2015 Consumer: Consumer Real Estate: First Mortgage Lien 0.54% 0.55% 0.35% 0.34% 0.26% (28) bps Junior Lien 0.17 0.17 0.05 0.04 0.08 (9) Total Consumer Real Estate 0.34 0.35 0.19 0.17 0.17 (17) Auto Finance 0.75 0.81 0.69 0.86 1.09 34 Consumer 2 0.51 0.52 0.39 0.47 0.53 2 Wholesale: Commercial 0.05 (0.02) 0.08 (0.01) 0.01 (4) Leasing & Equipment Finance 0.16 0.13 0.11 0.18 0.10 (6) Inventory Finance 0.05 0.04 0.09 0.10 0.07 2 Wholesale 0.10 0.06 0.10 0.10 0.06 (4) Total 2 0.29 0.27 0.23 0.26 0.27 (2) Strategic Pillar Diversification 1 • Net charge-off decline of two basis points year-over-year impacted by loan and lease diversification philosophy • Wholesale net charge-off rate of 0.06% in 4Q16 • Total levels of net charge-offs performing in low end of the expected range

12/12 12/13 12/14 12/15 12/16 $15,426 $15,846 $16,401 $17,436 $17,844 11% 19% 23% 12% 16% 19% 13 10% 20% 22% 8% 16% 24% 13% 18% 23% 15% 16% 15% • 2016 loan and lease growth of 5.0%, excluding the Consumer Real Estate First Mortgage Lien portfolio • Year-over-year loan and lease growth in Inventory Finance of 15.1%, Leasing & Equipment Finance of 8.1% and Commercial of 4.5% • Strong loan and lease diversification by asset class, geography, rate, average loan and lease size, estimated weighted average life and collateral type 56% Wholesale 44% Consumer Loan and Lease Portfolio 13 ($ millions) 10% 22% 21% 4% 16% 27% Inventory Finance Leasing & Equipment Finance Commercial Auto Finance Consumer Real Estate - Junior Lien Consumer Real Estate & Other - First Mortgage Lien $15,847 14% 18% 24% 15% 16% 13% Strategic Pillar Diversification 1 Loan and lease growth of 2.3% YoY $17,43 $16,402

• Proven loan and lease origination platform allows for optimization of growth and revenue • Organic loan and lease portfolio growth can be achieved while maintaining discipline on price, structure and credit quality • Growth in multiple asset classes provides flexibility to adjust asset composition to react to changing environment Diverse Loan and Lease Origination Capabilities 14 Strategic Pillars Diversification 1 Profitable Growth 2 ($ millions) Inventory Finance1 Leasing & Equipment Finance2 Commercial Auto Finance Consumer Real Estate 18,000 16,000 14,000 12,000 10,000 8,000 6,000 4,000 2,000 0 2012 2013 2014 2015 2016 $1,196 $1,676 $1,770 $2,437 $2,588$1,205 $1,947 $2,796 $3,155 $3,560 $1,696 $1,730 $1,874 $1,969 $2,137 $1,494 $1,558 $1,596 $1,875 $1,883 $5,161 $10,752 $5,114 $12,025 $5,454 $13,490 $5,816 $15,252 $6,660 $16,828 1 Origination levels are impacted by the velocity of fundings and repayments with dealers 2 Includes operating leases Loan and lease originations up 10.3% YoY

Other Auto Consumer Real Estate & Other Consumer 4,000 3,000 2,000 1,000 0 2012 2013 2014 2015 2016 $162 $763 $1,419 $1,264 $1,624$537 $795 $1,333 $1,348 $2,109 $804 $1,705 $2,821 $2,676 $3,790 ($ millions) • Provides flexibility to the organization: • Diversifies areas of product and geographic concentration • Supports capital and liquidity • Provides additional revenue source Loan and Lease Sales and Revenue 15 150 125 100 75 50 25 0 2012 2013 2014 2015 2016 $8 $13 $21 $31 $40$5 $22 $35 $41 $50 $22 $35 $30 $65 $44 $100 $31 $103 $35 $125 $1,706 LOAN AND LEASE SALES IMPACT ON REVENUE Servicing Fee Income Gains on Sales of Auto Loans, Net Gains on Sales of Consumer Real Estate Loans, Net Strategic Pillars Diversification 1 Profitable Growth 2 ($ millions) $803 1 Includes 4Q14 TDR portfolio loan sale of $405.9 million (servicing released) 1

40 32 24 16 8 0 2012 2013 2014 2015 2016 $8 $13 $21 $31 $40 24,000 20,000 16,000 12,000 8,000 4,000 0 2012 2013 2014 2015 2016 $15,259 $15,847 $16,627 $17,394 $18,205 $801 $16,060 $1,525 $17,372 $2,709 $19,336 $3,831 $21,225 $4,913 $23,118 Servicing Fee Income Serviced for Others Portfolio Portfolio Loans and Leases & Loans and Leases Held for Sale • Serviced for others portfolio primarily includes auto loans and consumer real estate loans sold with servicing rights retained • Loan sale and servicing strategy contributes to revenue through gains on sales of loans and ongoing servicing fees: • $125 million of revenue through gains on sales of loans and servicing fee income in 2016 • Year-over-year servicing fee income growth of 29% 1 Includes operating leases Managed Portfolio 1 Average Balances ($ millions) 16 Strategic Pillars Profitable Growth 2 Operating Leverage 3 ($ millions)

COMBINATION OF DIVERSIFICATION AND DISCIPLINED PRICING HAS CREATED CONSISTENT YIELD PERFORMANCE DESPITE LOW RATE ENVIRONMENT 17 1 Annualized and presented on a fully tax-equivalent basis 2 All U.S. publicly-traded banks and thrifts, excluding TCF, with total assets between $10 and $50 billion as of September 30, 2016 that have reported loan and lease yields for the past four quarters, includes loans held for sale (source: SNL Financial) N.A. Not available 4Q15 1Q16 2Q16 3Q16 4Q16 Consumer Real Estate: First Mortgage Lien 5.31% 5.40% 5.34% 5.35% 5.22% Junior Lien 5.54 5.67 5.64 5.60 5.64 Commercial 4.40 4.30 4.30 4.22 4.25 Leasing & Equipment Finance 4.55 4.47 4.45 4.48 4.43 Inventory Finance 5.66 5.68 5.74 6.07 5.80 Auto Finance 4.17 4.14 4.19 4.06 4.04 Total Loans and Leases 4.89 4.89 4.88 4.88 4.82 Peer Group2 Average 4.37 4.36 4.34 4.33 N.A. Loan and Lease Yields1 Strategic Pillars Diversification 1 Profitable Growth 2

6,000 4,000 2,000 0 12/12 12/13 12/14 12/15 12/16 $563 $1,319 $2,044 $2,794 $2,902 $720 $1,283 $1,104 $2,423 $1,785 $3,829 $2,187 $4,981 $3,079 $5,981 Auto Finance At December 31, 2016 18 • Originate and service used and new retail auto loans acquired through franchised and independent dealers across the country • Experienced management team • More than 11,400 active dealer relationships • Sold $2.1 billion of auto loans in 2016 resulting in a gain of $36.6 million • Loan servicing fees of $33.1 million in 2016 Auto Finance $2.6 billion (15% of total loans and leases) • 4.04% quarterly average yield1 • Over 60-days delinquency rate of 0.23%2 • Net charge-off (%): 2014 2015 2016 0.66% 0.68% 0.86% • Average held for investment portfolio FICO score of 733 at origination 1 Annualized and presented on a fully tax-equivalent basis 2 Excludes portfolios acquired with deteriorated credit quality and non-accrual loans ($ millions) Used Auto 77% New Auto 23% YTD Originations $1,205 $1,947 $2,796 $3,156 $3,560 # of employees 400 623 797 966 993 Serviced for Others Portfolio Portfolio Loans and HFS

First Mortgage Liens 45% Junior Liens 55% 8,000 6,000 4,000 2,000 0 12/12 12/13 12/14 12/15 12/16 $4,240 $3,766 $3,143 $2,636 $2,299 $2,435 $2,573 $2,543 $2,839 $2,798 $6,700 $625 $6,964 $1,401 $7,087 $1,816 $7,291 $2,316 $7,413 19 1 Includes $25 million serviced for others portfolio 2 Annualized and presented on a fully tax-equivalent basis 3 Excludes portfolios acquired with deteriorated credit quality and non-accrual loans 4 YTD • 42% fixed-rate, 58% variable/adjustable-rate • Average FICO score of the consumer real estate portfolio: • At origination – 735; updated 4Q16 – 733 • Sold $1.6 billion of consumer real estate loans in 2016 resulting in a gain of $52.3 million • Loan servicing fees of $5.4 million in 2016 • $525.4 million in junior lien HELOCs with interest-only revolving draws and no defined amortization period, 18.1% mature prior to 2021 Consumer Real Estate $5.1 billion (Junior liens and First mortgage liens are 16% and 13% of total loans and leases, respectively) ($ millions) Consumer Real Estate At December 31, 2016 Total Portfolio Loans and HFS $6,675 $6,339 $5,686 $5,475 $5,097 YTD Originations $1,196 $1,676 $1,770 $2,437 $2,588 First Mortgage Liens (Portfolio Loans and HFS) Junior Liens (Portfolio Loans and HFS) Serviced for Others Portfolio • Quarterly average yields:2 5.57% fixed-rate, 5.36% variable/adjustable-rate • Variable/adjustable-rate yields up 18 bps from 4Q15 • Over 60-days delinquency rate of 0.21%3 • Net charge-off (%): 2014 2015 2016 First mortgage liens 1.18% 0.62% 0.38% Junior liens 0.55% 0.30% 0.08% • 62% of loan balances originated since January 1, 2009 with 4Q16 net charge-offs of 0.01%4 1

Multi-Family 27% Health Care Facilities 11%Office Buildings 10% Industrial Buildings 11% Business 20% Other 21% 3,500 3,000 2,500 2,000 12/12 12/13 12/14 12/15 12/16 $3,412 $3,165 $3,205 $3,225 $3,398 20 ($ millions) • 31% fixed-rate, 69% variable/adjustable-rate • CRE location mix: 77.8% located in TCF banking markets, 22.2% outside (following strong, proven sponsors) • Addition of new commercial bankers in select markets resulting in growth opportunities as market conditions become more favorable • 4.25% quarterly average yield1 • Over 60-days delinquency rate of 0.00%2 • Net charge-off (%): 2014 2015 2016 0.18% 0.05% 0.01% • Loans with classified risk ratings decreased from 10.4% at 4Q12 to 1.0% at 4Q16 Commercial $3.3 billion (18% of total loans and leases) 1 Annualized and presented on a fully tax-equivalent basis 2 Excludes portfolios acquired with deteriorated credit quality and non-accrual loans Commercial At December 31, 2016 YTD Originations $1,494 $1,558 $1,596 $1,875 $1,883 Portfolio Loans Serviced for Others $3,204

Leasing & Equipment Finance $4.3 billion (24% of total loans and leases) Leasing & Equipment Finance At December 31, 2016 5,000 4,000 3,000 2,000 1,000 0 12/12 12/13 12/14 12/15 12/16 $3,484 $3,678 $3,994 $4,290 $4,636 Specialty Vehicles 29% Manufacturing 7% Medical 8% Construction 11% Golf Cart & Turf 10% Technology & Data Processing 7% Furniture & Fixtures 9% Other 19% Portfolio Loans and Leases ($ millions) 1 Includes operating leases 2 Source: The Monitor, 2016 Monitor Bank 50 3 Source: The Monitor, 2016 Monitor 100 • 15th largest bank-affiliated leasing company2 and 30th largest equipment finance/leasing company3 in the U.S. • Experienced management team • Uninstalled backlog of $453.6 million, up from $446.3 million at December 31, 2015 • Focus on financing business-essential equipment • 4.43% quarterly average yield4 • Over 60-days delinquency rate of 0.10%5 • Net charge-off (%): 2014 2015 2016 0.10% 0.13% 0.13% • 2016 fee revenue of $120.0 million, 25.7% of TCF total fees and other revenue 4 Annualized and presented on a fully tax-equivalent basis 5 Excludes portfolios acquired with deteriorated credit quality and non-accrual loans and leases21 1 Serviced for Others $3,679 YTD Originations1 $1,696 $1,730 $1,874 $1,969 $2,137

22 ($ millions) 1 Annualized and presented on a fully tax-equivalent basis 2 Excludes portfolios acquired with deteriorated credit quality and non-accrual loans 3,000 2,500 2,000 1,500 1,000 500 0 12/12 12/13 12/14 12/15 12/16 $1,617 $1,713 $1,922 $2,181 $2,513 Powersports 46% Lawn & Garden 23% Other 31% • Quarterly average yield of 5.80%1, up 14 bps from 4Q15 • Over 60-day delinquency rate of 0.00%2 • Net charge-off (%): 2014 2015 2016 0.04% 0.07% 0.07% • Credit risk spread across more than 10,800 active dealers • Unique high yielding, high return business with a high barrier to entry and strong credit performance • Experienced management team • Operates in the U.S. and Canada • 100% variable-rate receivables • High loan yields driven by the high operating costs of the business, not increased credit risk Inventory Finance $2.5 billion (14% of total loans and leases) YTD Originations $5,161 $5,114 $5,454 $5,816 $6,660 Serviced for Others Portfolio Loans Inventory Finance At December 31, 2016

18,000 16,000 14,000 12,000 10,000 8,000 6,000 4,000 2,000 0 4Q15 1Q16 2Q16 3Q16 4Q16 $16,289 $16,885 $17,284 $17,148 $17,069 23 • Average deposit balances increased 4.8% year-over-year • Average checking balances increased 6.4% year-over-year • 2016 average deposit growth continued to exceed average loan and lease growth • Average interest rate on deposits improved quarter-over-quarter • 86% of period-end certificates of deposit balances are less than $250,000 0.34% 0.36% 0.37% 0.37% 0.35% Average interest cost: Deposit Generation Average Balances ($ millions) Certificates of Deposit Money Market Savings Checking Strategic Pillars Profitable Growth 2 Core Funding 4 23% 15% 29% 33% 24% 15% 28% 33% 25% 15% 27% 33% 25% 15% 27% 33% 25% 14% 27% 34%

24 2015 2016 Common equity Tier 1 capital ratio1 10.00% 10.24% Tier 1 risk-based capital ratio1 11.54% 11.68% Total risk-based capital ratio1 13.71% 13.69% Tier 1 leverage ratio1 10.46% 10.73% Common equity ratio 9.80% 10.09% Tangible common equity ratio2 8.79% 9.13% Book value per common share $ 11.94 $ 12.66 Tangible book value per common share2 $ 10.59 $ 11.33 Return on average common equity 9.19% 9.13% Return on average tangible common equity3 10.48% 10.29% • Maintained strong capital ratios with earnings accumulation • Common stock dividend of 7.5 cents per share declared on January 25, 2017 • Potential capital allocation strategies include: • Dividend increase • Stock buyback • Organic growth • Corporate development opportunities Capital and Return 1 The regulatory capital ratios for 4Q16 are preliminary pending completion and filing of the Company’s regulatory reports 2 See “Reconciliation of GAAP to Non-GAAP Financial Measures – Tangible Common Equity Ratio and Tangible Book Value Per Common Share” slide 3 See “Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Average Tangible Common Equity” slide

43% 19% 38% 39% 42% 19% Well Prepared for Rising Interest Rates 25 QTD AVERAGE EARNING ASSETS QTD AVERAGE DEPOSITS • Growth of short-term and variable rate loans positions TCF to benefit in a rising rate environment • 81% of assets are variable/adjustable rate or short/medium duration fixed rate • 59% of loan and lease balances are expected to reprice, amortize or prepay in the next 12 months • 62% of deposits are low or no interest cost with an average cost of one basis point for 4Q16, which provides a competitive pricing advantage in a rising rate environment Variable & Adjustable Rate (Inventory Finance, Commercial, Consumer Real Estate, Investments) Fixed Rate - Long Duration (Securities, Consumer Real Estate) Fixed Rate - Short/Medium Duration (Commercial, Leasing, Auto Finance) Low Interest Cost No Interest Cost Other At December 31, 2016 Strategic Pillars Diversification 1 Profitable Growth 2 $19.9 billion $17.1 billion

STRATEGIC PILLARS 2016 PROGRESS DIVERSIFICATION • • Execution of diversification philosophy resulted in strong credit quality performance Origination growth in multiple asset classes provides flexibility to adjust asset composition based on market conditions PROFITABLE GROWTH • • Proven loan and lease origination platform allowed for optimization of balance sheet and revenue growth Strong net interest income despite competitive low interest rate environment OPERATING LEVERAGE • Year-over-year revenue growth of 4.1% outpaced expense growth of 1.7% • Identified and began implementing operating efficiencies (e.g. branch rationalization) CORE FUNDING • Retail deposits provide a competitive pricing advantage in a rising rate environment • 2016 average deposit growth continued to exceed average loan and lease growth 1 2 3 4 Execution under a strong enterprise risk management and credit culture Strategic Pillar Recap 26

• Optimize diverse loan and lease origination platform to grow asset classes that will drive profitability • Leverage technology to create new product and service solutions that meet the financial needs of our customers and drive operating efficiencies • Continued emphasis on talent management • Benefit from a more favorable operating environment 2017 Outlook 27 Focus on continuing to create superior and sustainable financial performance

Appendix

Loan and Lease Diversification

TCF MAINTAINS A WELL-DIVERSIFIED LOAN AND LEASE PORTFOLIO

Business Unit	Consumer	Commercial	Leasing & Equipment Finance	Inventory Finance	Auto Finance
Type / Segment	Consumer real estate	Multi-family housing Business Health care facilities Industrial buildings Office buildings	Specialty vehicles Construction Golf cart & Turf Furniture & Fixtures Medical Technology & Data processing Manufacturing	Powersports Lawn & Garden	Primarily used autos
Geography	Local[1] National	Local[1]	National	National Canada	National
Rate	Variable/ adjustable-rate Fixed-rate	Variable/adjustable-rate Fixed-rate	Fixed-rate	Variable-rate	Fixed-rate
Average Loan & Lease Size	First Mortgage Liens: $100,000 Junior Liens: $47,000	$2.8 million	$77,000	$227,000	$15,000
Estimated Weighted Average Life[2]	53 months	23 months	20 months	5 months	19 months
Collateral	Real estate	Real estate Other non-real estate assets	Equipment	Inventory	Vehicle

29

[1] TCF's branch footprint (IL, MN, MI, CO, WI, AZ, SD)

[2] As of December 31, 2016; estimated weighted average life represents how many months it is expected to take to collect half of the outstanding principal

Loan and Lease Geographic Diversification

At December 31, 2016

($ thousands)

	Consumer Real Estate	Commercial	Leasing & Equipment Finance	Inventory Finance	Auto Finance	Other	Total
Minnesota	$ 1,247,499	$ 730,183	$ 108,963	$ 81,739	$ 51,267	$ 5,723	$ 2,225,374
California	935,607	139,176	594,705	95,218	430,076	4	2,194,786
Illinois	1,154,721	421,081	169,240	67,928	102,043	4,108	1,919,121
Michigan	480,280	505,823	116,787	100,601	50,399	3,888	1,257,778
Texas	—	72,726	416,109	154,098	228,468	8	871,409
Wisconsin	225,522	425,345	60,828	78,067	27,058	818	817,638
Florida	106,045	90,469	225,065	124,910	142,799	39	689,327
Colorado	248,863	251,983	76,536	29,756	50,256	3,762	661,156
New York	33,424	19,238	259,034	86,746	126,754	48	525,244
Canada	—	—	1,196	458,138	—	—	459,334
Ohio	8,102	81,902	159,133	97,999	74,445	—	421,581
Pennsylvania	36,302	15,190	152,459	74,682	107,298	55	385,986
Georgia	50,499	49,003	112,304	58,767	90,032	—	360,605
Arizona	102,255	14,966	126,367	19,678	77,064	213	340,543
North Carolina	4,162	19,860	159,240	60,097	94,307	7	337,673
New Jersey	45,061	—	166,568	22,777	85,216	—	319,622
Indiana	19,423	68,119	82,116	56,266	37,440	4	263,368
Washington	108,478	10,065	69,882	33,011	36,418	3	257,857
Massachusetts	35,253	17,453	118,681	19,072	53,655	—	244,114
Tennessee	3,413	55,229	78,532	40,972	54,640	2	232,788
Virginia	23,720	4,633	87,000	36,706	70,068	10	222,137
Other	215,723	294,034	995,565	672,947	658,038	79	2,836,386
Total	$ 5,084,352	$ 3,286,478	$ 4,336,310	$ 2,470,175	$ 2,647,741	$ 18,771	$ 17,843,827

30

Reconciliation of GAAP to Non-GAAP Financial Measures – Tangible Common Equity Ratio and Tangible Book Value Per Common Share1 At At Dec. 31, 2015 Dec. 31, 2016 Total equity $ 2,306,917 $ 2,444,645 Less: Non-controlling interest in subsidiaries 16,001 17,162 Total TCF Financial Corporation stockholders' equity 2,290,916 2,427,483 Less: Preferred stock 263,240 263,240 Total common stockholders' equity (a) 2,027,676 2,164,243 Less: Goodwill 225,640 225,640 Other intangibles 3,126 1,738 Tangible common equity (b) $ 1,798,910 $ 1,936,865 Total assets (c) $ 20,689,609 $ 21,441,326 Less: Goodwill 225,640 225,640 Other intangibles 3,126 1,738 Tangible assets (d) $ 20,460,843 $ 21,213,948 Common stock shares outstanding (e) 169,844,464 170,991,940 Common equity ratio (a) / (c) 9.80% 10.09% Tangible common equity ratio (b) / (d) 8.79% 9.13% Book value per common share (a) / (e) $ 11.94 $ 12.66 Tangible book value per common share (b) / (e) $ 10.59 $ 11.33 1 When evaluating capital adequacy and utilization, management considers financial measures such as the tangible common equity ratio and tangible book value per common share. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions. ($ thousands, except per share data) 31

Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Average Tangible Common Equity1 YTD YTD Dec. 31, 2015 Dec. 31, 2016 Net income available to common stockholders (a) $ 177,735 $ 192,736 Plus: Other intangibles amortization 1,562 1,388 Less: Income tax expense attributable to other intangibles amortization 562 493 Adjusted net income available to common stockholders (b) $ 178,735 $ 193,631 Average balances: Total equity $ 2,217,204 $ 2,394,701 Less: Non-controlling interest in subsidiaries 19,514 21,525 Total TCF Financial Corporation stockholders' equity 2,197,690 2,373,176 Less: Preferred stock 263,240 263,240 Average total common stockholders' equity (c) 1,934,450 2,109,936 Less: Goodwill 225,640 225,640 Other intangibles 3,913 2,414 Average tangible common equity (d) $ 1,704,897 $ 1,881,882 Return on average common equity (a) / (c) 9.19% 9.13% Return on average tangible common equity (b) / (d) 10.48% 10.29% ($ thousands) 1 When evaluating capital adequacy and utilization, management considers financial measures such as return on average tangible common equity. This measure is a non-GAAP financial measure and is viewed by management as a useful indicator of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions. 32